EXHIBIT 99.44

CONVERSION AGREEMENT

This CONVERSION AGREEMENT (this “Agreement”), dated as of August 3, 2010 (the “Effective Date”), is by and between ENER1, INC., a Florida corporation (the “Company”), and BZINFIN, S.A., a British Virgin Islands company (the “Lender”).

A.           The Company and the Lender are parties to an Amended and Restated Line of Credit Agreement, dated as of August 26, 2009 (the “LOC Agreement”), pursuant to which the Lender has advanced funds to the Company. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the LOC Agreement.

B.           Subject to the terms and conditions contained in this Agreement, and as otherwise provided in the LOC Agreement, the Lender wishes to convert all amounts due and payable by the Company under the LOC Agreement, totaling $18,355,868 (the “Repayment Amount”), into common stock of the Company, par value $.01 per share (the “Common Stock”).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

1.   CONVERSION; WARRANTS.

1.1   Conversion of Repayment Amount; Warrants.  On the terms and subject to the conditions set forth herein, the Lender agrees to convert the entire Repayment Amount into shares of Common Stock (the “Conversion”) on a date that occurs within five (5) Business Days (as such term is defined in the LOC Agreement) of the Effective Date (the “Conversion Date”). On the Conversion Date, the Lender shall receive from the Company a number of shares of Common Stock (the “Conversion Shares”) equal to the Repayment Amount divided by the Conversion Price (as defined below). On the Conversion Date, the Company shall deliver to the Lender one or more certificates representing the Conversion Shares in such name or names as the Lender shall request in writing. Upon completion of the Conversion, the LOC Agreement shall be deemed terminated and of no further force or effect, and neither party shall have any further liability or obligation thereunder.

1.2   Conversion Price. The conversion price stated in the LOC Agreement is hereby amended to read, wherever it appears in the LOC Agreement, $3.40 per share (the “Conversion Price”).

1.3   Issuance of Warrants.  In consideration of the agreement by the Lender to effect the Conversion, the Company will issue to the Lender, on the Conversion Date and subject to the completion of the Conversion, (A) warrants, substantially in the form of Exhibit A hereto (the “Class A Warrants”), entitling the holder thereof to purchase up to 863,806 shares of Common Stock at an exercise price of $3.40 (subject to adjustment as set forth in the Class A Warrants) and (B) warrants, substantially in the form of Exhibit B hereto (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”), entitling the holder thereof to purchase up to 1,457,672 shares of Common Stock at an exercise price of $4.25 (subject to adjustment as set forth in the Class A Warrants).  The shares of Common Stock issuable under the Warrants are referred to herein as the “Warrant Shares” and, collectively with the Conversion Shares and the Warrants, are referred to herein as the “Securities”.

2.   REPRESENTATIONS AND WARRANTIES OF THE LENDER.

The Lender hereby represents and warrants to the Company that, as of the Effective Date and the Conversion Date:

2.1   Authorization; Enforceability.  The Lender is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to execute and deliver this Agreement and to acquire the Securities as contemplated hereby.  This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2   Accredited Investor.  The Lender (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) is acquiring the Securities solely for the Lender’s own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act.

2.3   Information.  The Company has, prior to the Effective Date, provided the Lender with information regarding the business, operations and financial condition of the Company and has, prior to the Effective Date, granted to the Lender the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company in order for the Lender to make an informed decision with respect to its investment in the Securities.

2.4   Limitations on Disposition.  The Lender acknowledges that the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom and will bear at issuance a restrictive legend to such effect.

2.5   Reliance on Exemptions.  The Lender understands that the Securities are being issued to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Lender set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

2.6   No Conflicts.  The Lender’s execution and performance of this Agreement do not conflict in any material respect with any material agreement to which the Lender is a party or is bound thereby, any material court order or judgment applicable to the Lender or the constituent documents of the Lender.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Lender and agrees with the Lender that, as of the Effective Date and the Conversion Date:

        3.1        Organization, Good Standing and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.

    3.2        Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Warrants. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been taken, and no further consent or authorization of the Company, its Board of Directors, shareholders, any governmental authority or organization, or any other person or entity is required.

        3.3        Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

    3.4        Due Authorization; Valid Issuance.  The Conversion Shares are duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of any claims, liens, obligations or encumbrances of any nature whatsoever other than resale restrictions as may arise under applicable United States federal and state securities laws. The Warrants are duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, free and clear of any claims, liens, obligations or encumbrances of any nature whatsoever other than resale restrictions as may arise under applicable United States federal and state securities laws. The Warrant Shares, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of any claims, liens, obligations or encumbrances of any nature whatsoever other than resale restrictions as may arise under applicable United States federal and state securities laws.

    3.5        No Conflicts.   The Company’s execution and performance of this Agreement do not conflict in any material respect with any material agreement to which the Company or any of its subsidiaries is a party or any of them is bound thereby, any material court order or judgment applicable to the Company or the constituent documents of the Company.

4.   LIMITATIONS ON DISPOSITION.  The Lender shall not sell, transfer, assign or dispose of any Securities unless:

(a)           there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           the Lender has notified the Company in writing of any such sale, transfer, assignment or disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such sale, transfer, assignment or disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if such sale, transfer, assignment or disposition is made to an Affiliate (as such term is defined under the Securities Act) of the Lender, (B) if such sale, transfer, assignment or disposition is made pursuant to Rule 144 under the Securities Act (“Rule 144”) and the Lender provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or any successor provision, (C) such Securities are eligible for resale under Rule 144 or any successor provision without regard to any limitation on the number of such Securities that may be sold or (D) in connection with a bona fide pledge or hypothecation of any Securities under a loan arrangement with a broker-dealer or other financial institution.

5.   MISCELLANEOUS.

5.1   Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein shall survive the Conversion notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

5.2   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement.

5.3   Injunctive Relief.  Each party acknowledges and agrees that a breach by such party of such party’s obligations hereunder will cause irreparable harm to the other parties and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such other parties shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond. Time is of the essence with respect to the provisions of this Agreement.

5.4   Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.5   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile or email transmission.

5.6   Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7   Notices.  Any notice, demand or request required or permitted to be given by the Company or the Lender pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

Ener1, Inc.
1540 Broadway, Suite 25C
New York, NY 10036
Attention: Chief Executive Officer
Tel: (212) 920-3500
Fax: (212) 920-3510

with a copy to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, New York 10017
Attn: David S. Song, Esq.
Tel: (212) 599-0700
Fax: (212) 599-8400

If to the Lender:

BZINFIN, S.A.
Pasea Estate, Road Town
Tortola, British Virgin Islands

c/o BUDIN & PARTNERS
20, rue Senebier
1211 Geneva 12
Switzerland
Attn. Patrick Bittel
Telephone: +41-22-818-08-08/
Fax : +41-22-818-08-18

Either party may change its address for notices in accordance with this Section 5.7.

5.8   Expenses.  Except as provided in Section 5.9 hereof, the Company and the Lender shall each pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

5.9   Taxes.  All payments made by the Company to the Lender under this Agreement (including, without limitation, the issuance of the Securities in connection with the Conversion) shall be made free and clear of, and without deduction or withholding for or on account of, any U.S. federal income taxes (including, without limitation, withholding taxes).  If any such taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all such taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.  The Company hereby agrees to indemnify and hold the Lender harmless for any incremental taxes, interest or penalties that may become payable by the Lender which may result from any failure by the Company to pay any such tax when due to the appropriate taxing authority.

5.10          Adjustments.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Stock), combination or other similar recapitalization or event occurring after the Effective Date and prior to the Conversion Date, each reference in this Agreement or the Warrants to a number of shares of Common Stock or a price per share shall be amended to appropriately account for such event.

5.11          Entire Agreement; Amendments.  This Agreement (including the Exhibits referenced herein and attached hereto) constitutes the entire agreement between or among the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Lender, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
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EXHIBIT 99.44

    IN WITNESS WHEREOF, the undersigned have executed this Conversion Agreement as of the date first-above written.

ENER1, INC.

By:	/s/
Name
Title

BZINFIN, S.A.

By:	/s/
Name
Title